EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-91671, 333-118034) pertaining to the Amended and Restated 1994 Incentive Plan; the Registration Statements (Form S-8 Nos. 333-145301, 333-176047, 333-197878, 333-218452, 333-232792) pertaining to the 1994 Employee Stock Purchase Plan; and the Registration Statement (Form S-8 No. 333-127751) pertaining to the 2005 Incentive Plan, the Registration Statement (Form S-8 No. 333-166791) pertaining to the 2010 Incentive Plan; the Registration Statement (Form S-8 No 333-206067) pertaining to the 2015 Equity Incentive Plan, and the Registration Statement (Form S-8 No 333-238095) pertaining to the National Instruments Corporation 2020 Equity Incentive Plan of National Instruments Corporation of our report dated February 22, 2022, with respect to the consolidated financial statements of National Instruments Corporation, and the effectiveness of internal control over financial reporting of National Instruments Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP
Austin, Texas
February 22, 2022